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                                                                     Exhibit 3.5

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           SWEETHEART CUP COMPANY INC.

     SWEETHEART CUP COMPANY INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

     1. The name of the Corporation is Sweetheart Cup Company Inc.

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 19, 1981.

     3. The Restated Certificate of Incorporation of the Corporation is hereby amended by:

        (a) adding a new Article ELEVENTH to read in its entirety as follows:

                               "ARTICLE ELEVENTH"
                                ----------------

               The total number of directors constituting the full Board of Directors shall be fixed at five. A total of four directors shall constitute a quorum for the transaction of business."

     4. The foregoing amendment to the Restated Certificate of Incorporation herein certified was declared advisable by the Board of Directors of the Corporation pursuant to a resolution duly adopting the amendment on March 11, 1998, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of all of the outstanding stock of the Corporation entitled to vote thereon.

Signed and attested to on March 11, 1998.

                                                  /s/James R. Mullen
                                                  ------------------------------
                                                  Name:  James R. Mullen
                                                  Title:  Vice President

Attest:

/s/Daniel Carson
---------------------
Name:  Daniel Carson
Title:  Secretary